Exhibit 23

KPMG LLP

      99 High Street           Telephone 617 988 1000    Telefax 617 988 0800
      Boston, MA 02110-2371




                       Consent of Independent Auditors
                       -------------------------------


The Board of Directors and Stockholders
 of Westerbeke Corporation:

We consent to the incorporation by reference in the Registration Statements (File No. 33-24435 and 333-25687) on Form S-8 of Westerbeke Corporation of our report dated December 15, 2000 relating to the consolidated balance sheets of Westerbeke Corporation and subsidiary as of October 21, 2000 and October 23, 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 21, 2000, and related schedule, which report appears in the October 21, 2000 annual report on Form 10-K of Westerbeke Corporation.


                                       By /s/ KPMG LLP
                                       ---------------

Boston, Massachusetts
January 19, 2001